UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2013

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Time Warner Center, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2013, Time Warner Inc. (“Time Warner”) amended its $2.5 billion senior unsecured revolving credit facility with a maturity date of September 27, 2016 (the “Tranche One Facility”) and its $2.5 billion senior unsecured revolving credit facility with a maturity date of December 14, 2017 (the “Tranche Two Facility”) to, among other things, extend the maturity dates of both revolving credit facilities to December 18, 2018. The amendment also provides for up to two additional one-year extensions of the maturity dates for each revolving credit facility with lender consent. As amended, the interest rate on borrowings and the facility fee for both the Tranche One Facility and the Tranche Two Facility are the same and are based on the credit rating for Time Warner’s senior unsecured debt. Based on the credit rating as of December 18, 2013, the interest rate on borrowings under each revolving credit facility would be LIBOR (TIBOR in the case of yen borrowings) plus 1.100% per year and the facility fee is 0.150% per year. As of December 18, 2013, there were no borrowings outstanding under the revolving credit facilities.

The amendments were made pursuant to an Amendment and Restatement Agreement, dated as of December 18, 2013 (the “Amendment and Restatement Agreement”), relating to the Credit Agreement, dated as of January 19, 2011, as amended and restated as of December 14, 2012, among Time Warner and Time Warner International Finance Limited, as borrowers, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (the “Credit Agreement”). The Amendment and Restatement Agreement amended and restated the Credit Agreement (as amended and restated, the “Amended and Restated Credit Agreement”) to reflect the changes described above.

The foregoing description of the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1

Amendment and Restatement Agreement, dated as of December 18, 2013, relating to the Credit Agreement, dated as of January 19, 2011, as amended and restated as of December 14, 2012, among Time Warner Inc., Time Warner International Finance Limited, the Lenders from time to time party thereto, and Citibank, N.A., as administrative agent.

10.2

Amended and Restated Credit Agreement, dated as of January 19, 2011, as amended and restated as of December 18, 2013, among Time Warner Inc., Time Warner International Finance Limited, the Lenders from time to time party thereto, and Citibank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Pascal Desroches
Name: Pascal Desroches
Title: Senior Vice President and Controller

Date: December 19, 2013

Exhibit Index

Exhibit	Description
10.1

Amendment and Restatement Agreement, dated as of December 18, 2013, relating to the Credit Agreement, dated as of January 19, 2011, as amended and restated as of December 14, 2012, among Time Warner Inc., Time Warner International Finance Limited, the Lenders from time to time party thereto, and Citibank, N.A., as administrative agent.

10.2

Amended and Restated Credit Agreement, dated as of January 19, 2011, as amended and restated as of December 18, 2013, among Time Warner Inc., Time Warner International Finance Limited, the Lenders from time to time party thereto, and Citibank, N.A., as administrative agent.